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                                                                      EXHIBIT 23

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

Household Finance Corporation:

     As independent public accountants, we hereby consent to the incorporation of our report dated January 21, 1998, included in this annual report on Form 10-K of Household Finance Corporation for the year ended December 31, 1997, into the Company's previously filed Registration Statements No. 33-55043, No. 33-55561, No. 33-64175 and No. 333-14459 on Form S-3.

/s/ Arthur Andersen LLP

Chicago, Illinois
March 23, 1998